                                                                   EXHIBIT 99.1

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of INVESTools, Inc.

     In our opinion, the accompanying balance sheets and the related statements of operations, shareholders' equity deficit and of cash flows present fairly, in all material respects, the financial position of INVESTools, Inc. at June 30, 1997 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring losses from operations and has an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP
San Jose, California
August 5, 1998

                                INVESTOOLS, INC.

                                 BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                     ASSETS

                                                                  JUNE 30,
                                                              -----------------   DECEMBER 31,
                                                               1997      1998         1998
                                                              -------   -------   ------------
                                                                                  (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................  $   395   $   887     $   438
  Restricted cash...........................................       --        --         114
  Accounts receivable, net of allowance for doubtful
     accounts of $7 at June 30, 1997 and $22 at June 30,
     1998 and December 31, 1998, respectively...............       53       211         131
  Prepaid expenses and other current assets.................        3         6           6
                                                              -------   -------     -------
          Total current assets..............................      451     1,104         689
Property and equipment, net.................................      223       264         218
Intangible and other assets.................................       27        25          25
                                                              -------   -------     -------
Total assets................................................  $   701   $ 1,393     $   932
                                                              =======   =======     =======

LIABILITIES AND MANDATORILY REDEEMABLE CONVERTIBLE
PREFERRED STOCK AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..........................................  $    59   $   154     $   423
  Accrued expenses..........................................       69       331         281
  Notes payable.............................................       22     2,023       2,073
  Equipment loans...........................................      139       210         198
                                                              -------   -------     -------
          Total current liabilities.........................      289     2,718       2,975
MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK, WARRANTS
  AND OPTIONS AND SHAREHOLDERS' DEFICIT
Mandatorily redeemable convertible preferred stock; no par
  value; Authorized: 1,857,923 shares at June 30, 1997 and
  1998 and December 31, 1998 (liquidation value: $3,010,015
  at June 30, 1998 and December 31, 1998)...................    2,993     2,993       2,993
Warrants and options........................................       --       425         972
                                                              -------   -------     -------
                                                                2,993     3,418       3,965
Commitments (Note 4)
SHAREHOLDERS' DEFICIT
Common stock, no par value Authorized: 5,000,000 shares in
  1997 and 1998; Issued and outstanding: 1,426,000 shares at
  June 30, 1997; 1,433,951 at June 30, 1998 and December 31,
  1998......................................................       21        23          23
Additional paid-in capital..................................       --        --          47
Accumulated deficit.........................................   (2,602)   (4,766)     (6,078)
                                                              -------   -------     -------
          Total shareholders' deficit.......................   (2,581)   (4,743)     (6,008)
                                                              -------   -------     -------
          Total liabilities and mandatorily redeemable
            convertible preferred stock and shareholders'
            deficit.........................................  $   701   $ 1,393     $   932
                                                              =======   =======     =======

   The accompanying notes are an integral part of these financial statements.

                                INVESTOOLS, INC.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                 SIX MONTHS
                                                                YEARS ENDED         ENDED
                                                                 JUNE 30,       DECEMBER 31,
                                                              ---------------   -------------
                                                               1997     1998    1997    1998
                                                              ------   ------   ----   ------
                                                                                 (UNAUDITED)
Revenues....................................................  $  362   $1,456   $439   $1,059
Cost of revenues............................................     144      587    211      492
                                                              ------   ------   ----   ------
  Gross margin..............................................     218      869    228      567
Expenses
  Research and development..................................     571      697    244      365
  Sales and marketing.......................................     557    1,193    344      633
  General and administrative................................     477      642    426      559
                                                              ------   ------   ----   ------
Loss from operations........................................   1,387    1,663    786      990
Interest expense............................................      12      548    168      322
Other (income), expense, net................................     (29)     (47)    --       --
                                                              ------   ------   ----   ------
Net loss....................................................  $1,370   $2,164   $954   $1,312
                                                              ======   ======   ====   ======

   The accompanying notes are an integral part of these financial statements.

                                INVESTOOLS, INC.

                 STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT
                 FOR THE YEARS ENDED JUNE 30, 1997 AND 1998 AND
               THE SIX MONTHS ENDED DECEMBER 31, 1998 (UNAUDITED)
                                 (IN THOUSANDS)

                                                    COMMON STOCK     ADDITIONAL
                                                   ---------------     PAID-IN     ACCUMULATED
                                                   SHARES   AMOUNT     CAPITAL       DEFICIT      TOTAL
                                                   ------   ------   -----------   -----------   -------
BALANCE AT JULY 1, 1996..........................  1,420     $ 20       $ --         $(1,232)    $(1,212)
Common stock issued for services rendered in
  September 1996 at 0.19 per share...............      6        1         --              --           1
Net loss.........................................     --       --         --          (1,370)     (1,370)
                                                   -----     ----       ----         -------     -------
BALANCE AT JUNE 30, 1997.........................  1,426       21         --          (2,602)     (2,581)
Issuance of common stock upon exercise of stock
  options for cash in September 1996.............      8        2         --              --           2
Net loss.........................................     --       --         --          (2,164)     (2,164)
                                                   -----     ----       ----         -------     -------
BALANCE AT JUNE 30, 1998.........................  1,434       23         --          (4,766)     (4,743)
Issuance of options for non-employee services
  (unaudited)....................................     --       --         47              --          47
Net loss (unaudited).............................     --       --         --          (1,312)     (1,312)
                                                   -----     ----       ----         -------     -------
BALANCE AT DECEMBER 31, 1998 (UNAUDITED).........  1,434     $ 23       $ 47         $(6,078)    $(6,008)
                                                   =====     ====       ====         =======     =======

   The accompanying notes are an integral part of these financial statements.

                                INVESTOOLS, INC.

                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                    SIX MONTHS
                                                                YEARS ENDED           ENDED
                                                                 JUNE 30,          DECEMBER 31,
                                                             -----------------   ----------------
                                                              1997      1998      1997     1998
                                                             -------   -------   ------   -------
                                                                                   (UNAUDITED)
Cash flows from operating activities:
  Net loss.................................................  $(1,370)  $(2,164)  $ (954)  $(1,312)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization.........................       77       114       49        64
     Loss on disposal of fixed asset.......................        1         1       --        --
     Common stock issued for services rendered.............       --        --       --        --
     Equipment received in lieu of cash....................       --       (22)      --        --
     Allowance for doubtful accounts.......................        7        22       --        --
     Issuance of warrants in conjunction with debt.........       --       425       --        --
     Change in assets and liabilities:
       Accounts receivable.................................      (49)     (180)       1        80
       Other assets........................................      (28)       (3)       3        --
       Accounts payable....................................       43        73       56       269
       Accrued expenses....................................       35       263       21       (50)
       Deferred salaries...................................      (90)       --       --        --
                                                             -------   -------   ------   -------
          Net cash used in operating activities............   (1,374)   (1,471)    (824)     (949)
                                                             -------   -------   ------   -------
Cash flows from investing activities:
  Purchase of property and equipment.......................     (221)     (113)     (44)      (18)
  Proceeds from sale of fixed assets.......................       --         3       --        --
                                                             -------   -------   ------   -------
          Net cash used in investing activities............     (221)     (110)     (44)      (18)
                                                             -------   -------   ------   -------
Cash flows from financing activities:
  Proceeds from issuance of notes payable..................      100     2,000       --        --
  Repayment of notes payable...............................      (99)      105       --        --
  Proceeds from equipment loan.............................      139        --       --        --
  Repayment of equipment loan..............................       (8)      (34)      --        --
  Proceeds from issuance of common stock upon exercise of
     stock options.........................................       --         2       --        --
  Proceeds from issuance of preferred stock, net...........    1,743        --       --        --
  Proceeds from long-term debt.............................       --        --    2,059        38
  Cash investment in business..............................       --        --      124       594
                                                             -------   -------   ------   -------
          Net cash provided by financing activities........    1,875     2,073    2,183       632
                                                             -------   -------   ------   -------
          Increase in cash and cash equivalents............      280       492    1,315      (335)
Cash and cash equivalents at beginning of year.............      115       395      395       887
                                                             -------   -------   ------   -------
Cash and cash equivalents at end of year...................  $   395   $   887   $1,710   $   552
                                                             =======   =======   ======   =======
Supplemental disclosure of cash flow information:
  Cash paid during the year for taxes......................  $     2   $     1   $    1   $     1
                                                             =======   =======   ======   =======
  Cash paid during the year for interest...................  $    13   $    17   $    5   $    11
                                                             =======   =======   ======   =======
Supplemental schedule of noncash investing and financing
  activities:
  Property and equipment acquired for liability............  $    --   $   (23)  $   --   $    --
                                                             =======   =======   ======   =======
  Common and preferred stock and options issued for
     services rendered.....................................  $     1   $    --   $   --   $   322
                                                             =======   =======   ======   =======
  Conversion note payable for preferred stock..............  $   250   $    --   $   --   $    --
                                                             =======   =======   ======   =======
  Issuance of warrants in conjunction with debt............  $    --   $   425   $   --   $   272
                                                             =======   =======   ======   =======

   The accompanying notes are an integral part of these financial statements.

                                INVESTOOLS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. FORMATION OF BUSINESS OF THE COMPANY

     INVESTools, Inc. ("INVESTools" or the Company) was incorporated on August 31, 1994 for the purpose of providing self-reliant investors with a broad range of independent financial research and advisory information at an affordable price. The INVESTools website provides access to investment information and detailed model portfolios from some of the nations leading investment advisors.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation. The financial statements have been prepared assuming that the Company will continue as a going concern. The Company has recurring losses from operations and has an accumulated deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management plans to raise additional financing during the year ending June 30, 1999. The Company has no guarantee that its attempts to raise additional financing will be successful. These financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents. Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less, which include investments in money market accounts and treasury bills. As of June 30, 1997 and 1998, substantially all cash and cash equivalents are on deposit with three financial institutions.

     Intangible Assets. Intangible assets are composed of organization costs incurred in the formation of the Company and are amortized on a straight-line basis over four years.

     Property and Equipment. Property and equipment are stated at cost, and are depreciated and amortized on a straight-line basis over three to seven years or the term of the lease, if shorter, in the case of leasehold improvements. Gains and losses upon asset disposal are taken into income in the year of disposition.

     Income Taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities and the net operating loss and credit carryforwards using enacted tax rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

     Revenue Recognition. Advertising revenue is recognized when the advertisement is run on the Company's website. Hosting and online content revenues are recognized in the period earned when amounts are reasonably estimable and collection is probable.

     Research and Development. All research and development expenditures are expensed as incurred, including costs relating to patents or rights which may result from such expenditures.

     Certain Risks and Concentrations. The Company maintains allowances for potential losses, and such losses have been within management's expectations. Four customers and six customers accounted for 41% and 73% of the accounts receivable balance at June 30, 1997 and 1998 respectively.

     One customer accounted for 23% and 19% of revenue for the years ended June 30, 1997 and 1998, respectively.

                                INVESTOOLS, INC.

     Unaudited Financial Information. The accompanying financial information as of December 31, 1998 and for the six month periods ended December 31, 1997 and 1998 and the twelve months ended June 30, 1996 has been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments, consisting of normal recurring accruals, which are, in the opinion of management, necessary to fairly present such information in accordance with generally accepted accounting principles.

     Recent Pronouncements. In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income". This statement establishes requirements for disclosure of comprehensive income and becomes effective for the Company for its fiscal year 1999, with reclassification of earlier financial statements for comparative purposes. Comprehensive income generally represents all changes in stockholders' equity except those resulting from investments or contributions by stockholders. The Company is evaluating alternative formats for presenting this information, but does not expect this pronouncement to materially impact the Company's results of operations.

3. PROPERTY AND EQUIPMENT

                                                                JUNE 30,           DECEMBER 31,
                                                         ----------------------    ------------
                                                           1997         1998           1998
                                                         ---------    ---------    ------------
                                                                                   (UNAUDITED)
Computer equipment...................................    $ 260,000    $ 407,777     $ 424,228
Office furniture.....................................       22,205       25,509        27,556
Office equipment.....................................       28,509       21,887        21,652
Leasehold improvements...............................       24,897       24,968        24,969
                                                         ---------    ---------     ---------
                                                           335,611      480,141       498,405
Less accumulated depreciation and amortization.......     (112,674)    (216,329)     (280,290)
                                                         ---------    ---------     ---------
Property and equipment, net..........................    $ 222,937    $ 263,812     $ 218,115
                                                         =========    =========     =========

     Depreciation expense charged to operations amounted to $68,571 and $112,460 for the years ended June 30, 1997 and 1998, respectively and $48,502 (unaudited) and $63,961 (unaudited) for the six months ended December 31, 1997 and 1998, respectively.

4. COMMITMENTS

     Operating Leases. The Company leases its office facilities and various equipment under operating lease.

     Future annual minimum obligations under the noncancelable operating leases are as follows:

                                                               MINIMUM
                                                                RENTAL
YEAR ENDING JUNE 30,                                           PAYMENTS
--------------------                                           --------
1999........................................................   $ 73,896
2000........................................................     52,660
                                                               --------
                                                               $126,556
                                                               ========

     Rent expense for the years ended June 30, 1997 and 1998 totaled $56,097 and $75,432, respectively and for the six months ended December 31, 1997 and 1998 totaled $39,941 (unaudited) and $43,595 (unaudited), respectively.

                                INVESTOOLS, INC.

5. EQUIPMENT LOANS

     The Company has available a bank promissory note which provides for borrowings of up to $200,000 for equipment purchases. The note, bearing interest at 10%, expires on November 24, 2000 and is collateralized by the Company's assets. Repayments on the note will be paid beginning January 1998. The Company has available an additional bank promissory note which provides for borrowings of up to $100,000 for equipment purchases. The note, bearing interest at 10.25% allows for draws until May 5, 1999, with repayments beginning June 5, 1999, expiring on May 5, 2002 and is also collateralized by the Company's assets. Under the agreement, the Company is required to remain solvent and maintain certain financial ratios. As of June 30, 1998 and December 31, 1998, the entire balance of $210,298 and $198,403 (unaudited), respectively, has been classified as a current liability as the Company is out of compliance of certain with their debt covenants.

6. NOTES PAYABLE

     In September and December 1997, the Company entered into two Convertible Subordinated Promissory Notes ("the Notes") each for $1,000,000. The notes bear interest at 8% per annum and are payable at the earlier of (I) September 26, 1998 and December 18, 1998 and (ii) when such amounts are declared due and payable in the event of default. All of the principal and accrued interest then outstanding shall be converted into Preferred Stock at the closing of an equity financing in which the Company issues convertible Preferred Stock and receives an aggregate of at least $2,000,000 in consideration of such issuance. The price per share for the conversion shall be the same as the price per share of the Preferred Stock sold in the equity financing. There are no restrictive financial covenants included in these Notes. In connection with these notes payable, the Company issued warrants to purchase shares of Preferred Stock (See Note 7). On December 18, 1998, the September and December 1997 Notes were amended and the interest and warrant provisions of the notes were suspended for the period from December 1, 1998 to May 31, 1999.

7. MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

                                                                 JUNE 30,
                                                          -----------------------   DECEMBER 31,
                                                             1997         1998          1998
                                                          ----------   ----------   ------------
                                                                                    (UNAUDITED)
Series A
Designated: 200,000 shares Issued and Outstanding:
  200,000 shares at June 30, 1997 and 1998 and December
  31, 1998..............................................  $  200,000   $  200,000    $  200,000
Series B
Designated: 571,428 shares Issued and Outstanding:
  533,333 shares at June 30, 1997 and 1998 and December
  31, 1998..............................................     800,000      800,000       800,000
Series C
Designated: 1,086,495 shares Issued and Outstanding:
  1,086,495 shares at June 30, 1997 and 1998 and
  December 31, 1998.....................................   1,992,750    1,992,750     1,992,750
                                                          ----------   ----------    ----------
                                                          $2,992,750   $2,992,750    $2,992,750
                                                          ==========   ==========    ==========

                                INVESTOOLS, INC.

     Dividends. Each share of Series A, B and C Preferred Stock entitles the holder to receive annual noncumulative dividends, in preference to Common Stock, of $0.08, $0.12 and $0.15 per share, respectively, when and as declared by the Board of Directors.

     Conversion. The holders of the Preferred Stock have certain conversion rights as follows: Each share of Preferred Stock is convertible, at the option of the holder, at any time after the date of issuance. The price at which shares of Common Stock are deliverable upon conversion are initially $1.00, $1.50 and $1.85 per share of Common Stock for conversions of Series A, Series B and Series C, respectively. The initial Conversion Prices are subject to further adjustment.

     Conversion is automatic upon (i) the closing of an underwritten public offering of the Company's Common Stock for an aggregate offering price of not less than $7,500,000, or (ii) the written consent of holders of not less than 50% of the outstanding Preferred Stock.

     Voting Rights. The consent of the holders of at lease a majority of the then outstanding Preferred Stock, voting as a single class, shall be required in connection with any amendment of a provision of the articles of incorporation which would materially adversely affect the rights, preferences or privileges of Preferred Stock, authorization or issuance of additional shares of the corporation capital stock having a preference over the Series A, Series B and Series C Preferred Stock, payment of dividends on a repurchase of any shares of Common Stock, and the merger or consolidation of the corporation with or into another corporation, person, or entity, other than a wholly owned subsidiary of the corporation or a merger in which the existing shareholders hold at least 50% of the voting securities of the surviving entity and the articles of incorporation of the surviving entity shall be substantially identical to the Company's articles of incorporation.

     Redemption. Each holder of Preferred Stock shall have the right to redeem all of the shares of Preferred Stock held by such shareholder. The shareholder who wishes to initiate the transaction shall give written notice to the corporation, such notice to be received by the corporation not earlier than October 3, 1999 (the "Redemption Notice"). Upon receipt of the Redemption Notice, the corporation shall be obligated to redeem all of the shares of Preferred Stock held by such shareholder if permitted to do so at that time under the laws of the state of California. The redemption price of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock to be redeemed by the corporation shall be $1.00, $1.50 and $1.85, respectively, plus any declared but unpaid dividends. The amount shall be paid to each shareholder delivering a notice of redemption to the corporation as follows: 1/3 of the aggregate redemption price 90 days after receipt of Redemption Notice (the "Initial Payment Date"), 1/3 of the aggregate redemption price on the first anniversary of the Initial Payment Date, and the final 1/3 of the aggregate redemption price on the second anniversary of the Initial Payment Date.

     Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are entitled to receive in preference to any distribution to Common Stock holders, the amount of $1.00 per share for Series A Preferred Stock, $1.50 per share for Series B Preferred Stock and $1.85 per share for Series C Preferred Stock held plus all declared but unpaid dividends.

     Participation Rights. Upon redemption of all Preferred Stock, any remaining assets and funds which are legally available for distribution shall be distributed among holders of Common Stock and Preferred Stock on a pro rata basis. The distribution is relative to the aggregate number of shares of Common Stock and the number of shares of Preferred Stock which is convertible.

     Warrants. In March 1995, the Company issued warrants to an investor to purchase 38,095 shares of Series B Preferred Stock at an exercise price of $1.50 per share. These warrants are exercisable for five years after the date of issuance. The warrants were still outstanding as of June 30, 1998 and December 31, 1998.

                                INVESTOOLS, INC.

     During June 1995 through March 1996, the Company issued warrants to investors and suppliers to purchase 400,000 shares of Common Stock at exercise prices between $1.00 and $2.00 per share. These warrants were still outstanding as of June 30, 1998 and December 31, 1998.

     In connection with the Convertible Subordinated Promissory Notes (Note 6), the Company agreed to issue a warrant to purchase that number of shares of Preferred Stock equal to the quotient obtained by dividing the result of the principal outstanding times 0.05 times the number of full months outstanding by the warrant exercise price. The warrant exercise price is equal to (i) the price for which shares of Series D Preferred Stock of the Company are issued or (ii) if no such shares of Series D Preferred Stock of the Company are issued, $1.85 per share. The agreements were amended on December 18, 1998 and at that date, warrants ceased to be issued in respect of the Convertible Subordinated Promissory Note. At June 30, 1998, the Company is obligated to issue warrants to purchase 405,405 shares of Preferred Stock at an exercise price of $1.85; warrants to purchase 243,243 shares and 162,162 shares of Preferred Stock will expire on September 26, 2002 and December 18, 2002, respectively.

     The warrants were valued using the Black-Scholes method and $425,000 and $271,500 (unaudited) were recognized as interest expense for the year ended June 30, 1998 and the six months ended December 31, 1998. The weighted-average-grant-date fair value of these warrants was $1.05.

8. STOCK OPTIONS

     1994 Stock Option Plan. The Company has reserved 480,000 shares of its Common Stock under its 1994 Stock Option Plan (the "Plan") for issuance to employees and consultants. The Plan expires in 2004. Under the Plan, options may be granted at prices not less than 100% of the fair market value at the date of grant, as determined by the Board of Directors, in case of incentive options, and at not less than 85% of the fair market value at the date of grant, as determined by the Board of Directors, in the case of nonstatutory options. Options generally expire ten years from the date of grant.

     1999 Stock Option Plan (unaudited). The Company has reserved 500,000 shares of Series C Preferred Stock under its 1999 Stock Option Plan. The Plan expires in 2009. Under the Plan, options may be granted at 100% of fair market value at the date of grant of the option as determined by the Board of Directors, in the case of incentive stock options, at not less than 85% of the fair market value at the date of grant as determined by the Board of Directors, in the case of nonstatutory options. Options generally expire ten years from the date of grant.

     Stock Option Plan for Publishing Partners (unaudited). The Company has reserved 125,000 shares of its common stock for issuance under its Stock Option Plan for Publishing Partners. The Plan expires in 2009. Under the Plan, options are granted at not less than fair market value as determined by the Board of Directors. All options granted under the Plan are nonstatutory stock options. Options generally expire ten years from the date of grant.

                                INVESTOOLS, INC.

                                                                  OUTSTANDING OPTIONS
                                                         -------------------------------------   WEIGHTED
                                              SHARES                                             AVERAGE
                                             AVAILABLE    NUMBER       EXERCISE      AGGREGATE   EXERCISE
                                             FOR GRANT   OF SHARES       PRICE         PRICE      PRICE
                                             ---------   ---------   -------------   ---------   --------
BALANCE, JULY 1, 1996......................   253,000     177,000    $0.10 - $0.15   $ 25,200     $0.14
Options granted............................   (96,410)     96,410    $        0.19     18,318     $0.19
Options exercised..........................        --      (6,000)   $        0.19     (1,140)    $0.19
                                             --------     -------    -------------   --------     -----
BALANCE, JUNE 30, 1997.....................   156,590     267,410    $0.10 - $0.19     42,378     $0.16
Options granted............................  (165,771)    165,771    $        0.19     31,496     $0.19
Options exercised..........................        --      (7,951)   $0.15 - $0.19     (1,281)    $0.16
Options canceled...........................    59,959     (59,959)   $0.10 - $0.19     (8,676)    $0.14
                                             --------     -------    -------------   --------     -----
BALANCE, JUNE 30, 1998.....................    50,778     365,271    $0.10 - $0.19     63,917     $0.17
Options authorized (unaudited).............   625,000          --               --         --        --
Options granted (unaudited)................  (206,000)    206,000    $0.19 - $0.85    142,786     $0.69
Options exercised (unaudited)..............        --          --               --         --        --
Options canceled (unaudited)...............    28,458     (28,458)   $        0.19     (5,407)    $0.19
                                             --------     -------    -------------   --------     -----
BALANCE, DECEMBER 31, 1998
(UNAUDITED)................................   498,236     542,813    $0.10 - $0.85   $201,296     $0.37
                                             ========     =======    =============   ========     =====

     The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock Based Compensation". The Company has continued to account for its stock based compensation under the Plan in accordance with APB 25. Accordingly, no compensation expense has been recognized under the Plan. Had compensation costs for the Company's stock option been determined based on the fair value at the grant date for awards in fiscal years 1997 and 1998 consistent with the provisions of SFAS No. 123, the Company's net loss for fiscal years 1997 and 1998 would have been increased to the pro forma amounts indicated below:

                                                                   FISCAL YEARS
                                                              -----------------------
                                                                 1997         1998
                                                              ----------   ----------
Net loss -- as reported.....................................  $1,369,838   $2,163,873
Net loss -- pro forma.......................................  $1,372,376   $2,167,589

     The above pro forma disclosures are not necessarily representative of the effects on reported net income or loss for future years.

     During the six month period ended December 31, 1998, the Company granted options to acquire 157,040 shares of Series C Preferred Stock to employees and options to acquire 29,487 shares of Common Stock to non-employees for services received. The Company recorded non-cash compensation of $275,164 (unaudited) in respect of options granted to employees and $47,000 (unaudited) in respect of options granted to non-employees during the six month period.

     The weighted-average-grant-date fair value of options granted was $0.05 per option for the years ended June 30, 1997 and 1998, respectively.

     In accordance with the provisions of SFAS 123, the fair value of each option is estimated using the minimum value method with the following assumptions used for grants during the years ended June 30, 1997 and June 30, 1998; dividend yield of 0%, risk-free interest rates of between 5.58% to 5.82% at the date of grant and an expected term of five years.

                                INVESTOOLS, INC.

     The options outstanding and currently exercisable by exercise price at December 31, 1998 are as follows:

                       OUTSTANDING OPTIONS             OPTIONS EXERCISABLE
               ------------------------------------   ----------------------
                              WEIGHTED
                               AVERAGE     WEIGHTED                 WEIGHTED
                              REMAINING    AVERAGE                  AVERAGE
  EXERCISE       NUMBER      CONTRACTUAL   EXERCISE     NUMBER      EXERCISE
    PRICE      OUTSTANDING      LIFE        PRICE     EXERCISABLE    PRICE
-------------  -----------   -----------   --------   -----------   --------
$0.10 - $0.15    142,000         2.7        $0.15       112,038      $0.15
    $0.19        243,773         6.5        $0.19       114,487      $0.19
    $0.85        157,040          10        $0.85       157,040      $0.85
                 -------        ----        -----       -------      -----
                 542,813        6.52        $0.38       383,565      $0.45
                 =======        ====        =====       =======      =====

     The options outstanding and currently exercisable by exercise price at June 30, 1998 are as follows:

                       OUTSTANDING OPTIONS             OPTIONS EXERCISABLE
               ------------------------------------   ----------------------
                              WEIGHTED
                               AVERAGE     WEIGHTED                 WEIGHTED
                              REMAINING    AVERAGE                  AVERAGE
  EXERCISE       NUMBER      CONTRACTUAL   EXERCISE     NUMBER      EXERCISE
    PRICE      OUTSTANDING      LIFE        PRICE     EXERCISABLE    PRICE
-------------  -----------   -----------   --------   -----------   --------
$0.10 - $0.15    142,000        7.22        $0.15        98,591      $0.15
    $0.19        223,271        9.05        $0.19        31,777      $0.19
                 -------        ----        -----       -------      -----
                 365,271        8.34        $0.18       130,368      $0.18
                 =======        ====        =====       =======      =====

     The options outstanding and exercisable by exercise price at June 30, 1997 are as follows:

                             OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                     ------------------------------------   ------------------------------
                                    WEIGHTED
                                     AVERAGE     WEIGHTED                         WEIGHTED
                                    REMAINING    AVERAGE                          AVERAGE
                       NUMBER      CONTRACTUAL   EXERCISE         NUMBER          EXERCISE
 EXERCISE PRICE      OUTSTANDING      LIFE        PRICE         EXERCISABLE        PRICE
-----------------    -----------   -----------   --------   -------------------   --------
 $0.10 -- $0.15        177,000        5.11        $0.14            90,956          $0.14
      $0.19             90,410        6.34        $0.19            21,410          $0.19
                       -------        ----        -----           -------          -----
                       267,410        5.52        $0.15           112,366          $0.15
                       =======        ====        =====           =======          =====

9. INCOME TAXES

     Taxable income is computed on the cash basis of accounting, and the difference between the cash basis of accounting for tax purposes and accrual basis of accounting results in deferral of income and deductions to years which the related asset and liabilities are realized or used up.

     As of June 30, 1998, the Company had federal and state net operating loss carryforwards of $3,700,000 and $3,000,000, respectively, to reduce future taxable income. These carryforwards expire in 2009 through 2012, if not utilized.

                                INVESTOOLS, INC.

     The components of the net deferred tax assets are:

                                                                     JUNE 30,
                                                             -------------------------
                                                                1997          1998
                                                             -----------   -----------
Capitalized research and development.......................  $    82,000   $    57,000
Net operating loss.........................................      899,000     1,445,000
Tax credits................................................       59,000       151,000
Accrual to cash adjustment.................................           --       109,000
Other......................................................       42,000        21,000
                                                             -----------   -----------
                                                               1,082,000     1,783,000
Valuation allowance........................................   (1,082,000)   (1,783,000)
                                                             -----------   -----------
Net deferred tax asset.....................................  $        --   $        --
                                                             ===========   ===========

     A full valuation allowance is provided due to the uncertainty surrounding the realization of the net deferred tax assets.

10. RELATED PARTY TRANSACTIONS

     Notes payable includes a short-term note payable to shareholder and officer of the Company of $22,644 bearing interest at 10% per annum due on demand. As of June 30, 1997 and 1998 and December 31, 1998 (unaudited), this note and related interest were still outstanding.